                                                                    EXHIBIT 10.2

                              ECONOMIC DEVELOPMENT
                           AWARD CONTRACT / AGREEMENT

                                                     Contract No.
                                                                 ---------------

     This Contract / Agreement is effective as of April 11, 2003, by and among the LOUISIANA ECONOMIC DEVELOPMENT CORPORATION, acting through the LOUISIANA DEPARTMENT OF ECONOMIC DEVELOPMENT (either or both herein sometimes referred to as LED), P. O. Box 94185, Baton Rouge, LA 70804-9185; CONRAD ALUMINUM, L.L.C. (herein sometimes referred to as COMPANY), 9752 Hwy. 182 East, Amelia, LA. 70340; and ST. MARY PARISH GOVERNMENT (herein sometimes referred to as SPONSORING ENTITY), 500 Main Street, Fifth Floor-Courthouse, Franklin, LA. 70538-6198; who, in order to serve the public for the purposes hereinafter stated, declared and acknowledged, as follows:

     WHEREAS, the parties intend to develop an industrial or business development project requiring basic infrastructure;

     WHEREAS, a program for providing financial incentives to industrial or business development projects promoting economic development within the State of Louisiana has been finalized;

     WHEREAS, COMPANY and SPONSORING ENTITY, in order to fully establish, implement, and develop the agreed upon infrastructure Project, have need for the funds available from the special fund of the State of Louisiana, pursuant to the Economic Development Award Program, La. R.S. 51:2341 et seq.;

     WHEREAS, the Louisiana Economic Development Corporation, acting through the Louisiana Department of Economic Development, which is charged with the responsibility of authorizing the expenditure of monies from this special fund, is in favor of establishing this infrastructure Project and approved said Project on April 11, 2003; and

     WHEREAS, the SPONSORING ENTITY has the expertise and ability to contract for any necessary engineering and technical services, and desires the assistance of the State of Louisiana, and the Louisiana Economic Development Corporation, through the Louisiana Department of Economic Development, in carrying out this Project;

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto do hereby agree as follows:

                               ARTICLE I. PURPOSE

     The purpose of this Grant is to provide funding for the SPONSORING ENTITY to purchase capital equipment (including a travel lift and several movable overhead cranes, etc.) to be leased to and used by COMPANY to expand its business into the aluminum marine fabrication, repair and conversion markets for both commercial and military customers. Currently COMPANY and its affiliated companies specialize in the construction, conversion and repair of a wide variety of marine vessels for commercial and government customers, and the fabrication of modular components of offshore drilling rigs and floating, production, storage and offloading vessels. COMPANY and its affiliated companies commenced their operations in a conversion and repair facility in Amelia, St Mary Parish, Louisiana, in February, 1998, and they currently own and operate four (4) shipyards located along the Gulf Coast in Morgan City, Louisiana, Orange, Texas, and Amelia, Louisiana. The COMPANY will utilize these funds as a part of a $6.755 Million investment to expand its services; and plans to employ 224 new employees over the next three (3) years in connection with this expansion.

                             ARTICLE II. DEFINITIONS

     Definitional Section. As used herein, the following terms shall have the following meanings unless the context clearly requires otherwise, and such meanings shall be equally applicable to both singular and plural forms of the terms defined;

     a. "AGREEMENT" shall mean this Economic Development Award
Contract/Agreement by and among LED, the SPONSORING ENTITY and COMPANY, including all exhibits attached hereto, and all supplements, modifications or amendments from time to time as may be added in accordance with the terms hereof.

     b. "ELIGIBLE COSTS" shall mean the costs set forth as "project costs" under
Article VII as allowable under the Economic Development Award Program, LAC 13:III, Chapter 1.

     c. "PROJECT" shall mean the expansion, improvements and infrastructure as more fully described in Article I which promote economic development for which LED assistance is required as an incentive to COMPANY to remain in, continue, expand and/or locate its operations in the State of Louisiana.

     d. "STATE FUNDS" or "FUNDS" shall mean funds provided by LED pursuant to this Agreement in an amount not to exceed ONE MILLION FIVE HUNDRED THOUSAND & NO/100 ($ 1,500,000.00) DOLLARS allowable for reimbursement under this Agreement.

     Rules of Interpretation. Unless the context clearly indicates to the contrary, the following rules shall apply to the interpretation and construction of this Agreement:

     a. Words importing the singular number shall include the plural number and vice versa.

     b. All references herein to particular articles or sections are references to articles or sections of this Agreement.

     c. The captions and headings herein are solely for convenience of references and shall not constitute part of this Agreement, nor shall they affect its meaning, construction or effect.

     d. The terms "hereby, " "hereof, " "hereto, " "herein, " "hereunder" or any similar terms as used in this Agreement refer to the Agreement in its entirety and not the particular article or section of this Agreement in which they appear, and the term "hereafter" means after, and the term "heretofore" means before the date of execution of this Agreement.

                       ARTICLE III. PERFORMANCE OBJECTIVES

     The Grant which SPONSORING ENTITY receives as a result of this Agreement shall be used solely for the purpose more fully described in Article I of this Agreement.

     COMPANY shall, by December 31, 2004, employ thirty-five (35) new employees for thirty-five (35) newly created positions at a total annual payroll level of not less than ONE MILLION NINETY THOUSAND ONE HUNDRED SIXTY & NO/100 ($ 1,090,160.00) DOLLARS; and COMPANY shall continue to fill and maintain these new employed positions and payroll levels at least until December 31, 2012.

     And, in addition to the above, COMPANY shall, by December 31, 2005, employ an additional eighty-one (81) new employees for eighty-one (81) additional newly created positions at an additional total annual payroll level of not less than TWO MILLION THREE HUNDRED EIGHTY-FIVE THOUSAND FORTY-TWO & NO/100 ($ 2,385,042.00) DOLLARS; and COMPANY shall continue to fill and maintain these additional employed positions and payroll levels at least until December 31, 2012.

     And, in addition to the above, COMPANY shall, by December 31, 2006, employ an additional one hundred eight (108) new employees for one hundred eight (108) additional newly created positions at an additional total annual payroll level of not less than THREE MILLION

ONE HUNDRED FORTY-THREE THOUSAND NINE HUNDRED SIXTEEN & NO/100 ($ 3,143,916.00) DOLLARS; and COMPANY shall continue to fill and maintain these additional employed positions and payroll levels at least until December 31, 2012.

Reimbursements may be suspended by LED if COMPANY fails to comply with the purpose of Article I or the requirements of Article III of this Agreement. This shall not in any way limit LED's ability to utilize other actions provided for in this Agreement.

All expenditure of funds by SPONSORING ENTITY shall be made in accordance with applicable procurement law, and upon written contract or purchase order. The Objectives and the Economic Impact of this Project expected by the COMPANY are described in Exhibit "A", which is attached and made part of this Agreement.

                            ARTICLE IV. USE OF FUNDS

     The funds which are disbursed to SPONSORING ENTITY under this Agreement shall be used solely for the Eligible Costs in connection with this Project and in accordance with constitutional and statutory restrictions on the use of State Funds for public purposes. The SPONSORING ENTITY shall maintain appropriate financial records which shall document all expenditures. Upon reasonable notice, the SPONSORING ENTITY and COMPANY shall permit the inspection and/or audit of all books, records, and activities relative to the Project by LED or the Legislative Auditor at any time. The SPONSORING ENTITY agrees to reimburse LED for any funds from the Project which are not used in accordance with this Agreement and applicable state law, and shall be responsible for the payment of all costs which are not considered to be Eligible Costs.

     SPONSORING ENTITY and COMPANY shall not sign any contract or agreement in connection with the Project which would cause LED's total obligation under this Agreement to exceed ONE MILLION FIVE HUNDRED THOUSAND & NO/100 ($ 1, 500,000.00) DOLLARS.

                           ARTICLE V. PUBLIC BID LAWS

     In the event that SPONSORING ENTITY undertakes to perform any construction with respect to the Project with the funds provided by this Contract and public bid laws are applicable thereto, SPONSORING ENTITY shall solicit bids for the services, labor and materials required for the Project in accordance with any applicable public bid laws. SPONSORING ENTITY shall maintain a procurement file which shall contain the information and data regarding the process as well as the result of procuring these services, labor, and materials.

                       ARTICLE VI. CONSTRUCTION OF PROJECT

     Prior to acquisition of any immovable property paid for with State Funds, SPONSORING ENTITY shall obtain an appraisal, a survey, and a title examination and provide copies of these documents to LED.

     Insofar as SPONSORING ENTITY undertakes to perform any construction in connection with the Project with the funds provided by this Agreement, SPONSORING ENTITY shall select and execute a contract with an appropriate engineering or architectural firm for the performance of all engineering or architectural services necessary, which may include the preparation of complete plans, specifications and estimates, including, but not limited to, surveys, environmental processing, preliminary and final plans, assistance in preparation of construction proposals and advertisements for the Project, for construction contract administration and for construction inspection.

     In the event that funds provided by this Contract are to be used by SPONSORING ENTITY for construction with respect to this Project, SPONSORING ENTITY shall prepare all proposals to comply with applicable state law, and will advertise for and receive bids for work in accordance with the Public Bid Law. All such bids shall be properly tabulated, extended and summarized to determine the official low bidder. The award of contract shall be made by SPONSORING ENTITY in accordance with law.

     In the event that SPONSORING ENTITY utilizes the funds provided by this Agreement for construction in connection with the Project, a construction contract will be prepared by SPONSORING ENTITY after the award of contract, requiring of the contractor an appropriate Performance and Payment Bond for the Project's construction, and requiring, if appropriate, Builder's Risk Insurance Coverage insuring the building and improvements during the construction period. Copies of said construction contract, bond and insurance shall be transmitted to LED after execution and issuance. SPONSORING ENTITY will be responsible for recordation of any construction contract and bond in accordance with law. SPONSORING ENTITY will supervise and assume all liability and responsibility for all aspects of the Project's construction.

                       ARTICLE VII. DISBURSEMENT OF FUNDS

       In accordance with the terms hereof, it is intended that LED shall disburse funds to SPONSORING ENTITY on a reimbursement basis for acquisition costs, documented infrastructure expenses, or in accordance with the engineering or architectural estimates, and only after the following conditions have been met:

     a. SPONSORING ENTITY and/or COMPANY shall provide LED with signed commitment letters from all of the Project's other sources of funding and in-kind contributions, both public and private. Said commitment letters shall specify the terms and conditions required by other sponsors in return for said funding or contributions.

     b. SPONSORING ENTITY and COMPANY shall provide LED with signed confirmation that all technical, environmental, engineering studies or other analyses, licenses and/or permits required have been completed or obtained.

     c. COMPANY and SPONSORING ENTITY shall provide LED with a copy of any lease agreement showing all the terms and conditions of said lease, including all options on renewals or extension of the terms of the lease.

     d. SPONSORING ENTITY shall provide LED with a copy of all closing documents relating to the acquisition of immovable property paid for with State Funds including, but not limited to, a certified copy of the executed and recorded Act of Sale.

The eligible cost of this Grant by LED is ONE MILLION FIVE HUNDRED THOUSAND & NO/100 ($ 1,500,000.00) DOLLARS. The allowable funds shall be used as follows:

                               [GRAPHIC OMITTED]

----------------------------------------------------------------------------------------------
                                   Project Costs
----------------------------------------------------------------------------------------------
                                                    Amount and Source of Funds
                                   -----------------------------------------------------------
    Total Costs by Activity          Private        EDAP     Local Govt.   Other   Total Costs
----------------------------------------------------------------------------------------------
Land Acquisition                   $1,000,000                                      $ 1,000,000
----------------------------------------------------------------------------------------------
Building Acquisition                  235,909                $1,800,000              2,035,909
----------------------------------------------------------------------------------------------
Building Construction
----------------------------------------------------------------------------------------------
Building Renovation                    19,500                                           19,500
----------------------------------------------------------------------------------------------
Capital Equipment: Travel Lift,
   Movable Overhead Cranes, etc.                $1,500,000    1,830,000              3,330,000
----------------------------------------------------------------------------------------------
Infrastructure Improvement;
   Utilities, Water, Sewage                                     350,000                350,000
----------------------------------------------------------------------------------------------
Infrastructure Improvement;
   Parking Area                                                  20,000                 20,000
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
Other (Specify):
----------------------------------------------------------------------------------------------
Administration
==============================================================================================
       Total Project Costs         $1,255,409   $1,500,000   $4,000,000*           $ 6,755,409
----------------------------------------------------------------------------------------------

* Local Government Funds are to be provided through the issuance of $ 4,000,000 of Industrial Revenue Bonds by the St. Mary Parish Industrial Development Board, State of Louisiana.

                               [GRAPHIC OMITTED]

     No state funds shall be paid for any one phase of this Agreement that exceeds the categories on the above table of Project Costs, without LED's prior written approval. Requests to transfer funds between categories shall require the prior written approval of the Director of Resource Services, LED, or his successor in authority.

     SPONSORING ENTITY shall submit a Cost Report to LED for approval. The Cost Report shall be in the form of Exhibit "D" and list reimbursable expenses as allowed by law and pursuant to the Rules of the Economic Development Award Program, (LAC 13:III, Chapter 1). Copies of all of the COMPANY's most recent Louisiana Department of Labor (LDOL) ES-4 Forms ("Quarterly Report of Wages Paid") which have been filed by the COMPANY either since the beginning of this Agreement or since the last previously submitted report (whichever is appropriate) shall be attached to and submitted with each Cost Report submitted. The COMPANY shall be required to submit copies of such ES-4 Forms to SPONSORING ENTITY as needed.

     Cost Reports submitted to LED by SPONSORING ENTITY shall bear a certification by the proper authority of SPONSORING ENTITY, or his/her duly appointed designee, that the expense items listed contained in the Cost Reports are correct and have been incurred in accordance with the terms of the contract, applicable Federal and Louisiana State Laws, and the Rules of the Economic Development Award Program.

     In the event that this grant is intended to fund a purchase, all award funds shall be eligible for reimbursement following the completion of the purchase and inspection of the project by the LED staff or its designee. Otherwise, expenses will initially be eligible for reimbursement at eighty-five (85%) percent, the remaining fifteen (15%) percent being retained by LED until the tasks or work required by this Agreement have been performed or completed. The final fifteen (15%) percent of the award will be available for reimbursement after LED staff or its designee reviews or inspects the project to assure that the tasks or work required by this award Agreement have been performed or completed.

                       ARTICLE VIII. OWNERSHIP OF PROPERTY

     During the term of this Agreement, SPONSORING ENTITY shall maintain ownership of all property and improvements acquired by or paid for out of STATE FUNDS and shall not transfer ownership of such property or improvements for less than fair market value during the term of this Agreement. SPONSORING ENTITY agrees that it shall not transfer ownership to anyone other than COMPANY at anytime during the term of this Agreement. Should SPONSORING ENTITY elect to sell such property, and should COMPANY elect to purchase said property for fair market value, credit will be given for any accumulated "payback" to the State, as determined by LED's formula for determining such "payback". Proceeds received by SPONSORING ENTITY from COMPANY derived from such purchase shall be refunded to LED by SPONSORING ENTITY immediately upon receipt. Should the accumulated "payback" to the State exceed the fair market value, then no cash consideration need be paid therefor.

All records, reports, documents and other material delivered or transmitted to SPONSORING ENTITY by LED shall remain the property of LED, and shall be returned by SPONSORING ENTITY to LED, at SPONSORING ENTITY's expense, upon the completion, termination or expiration of this contract. All administrative type records, reports, documents, forms or other materials related to this contract and/or obtained or prepared by SPONSORING ENTITY in connection with the performance of the services contracted for herein shall become the property of LED, and shall, upon LED's request, be surrendered or returned by SPONSORING ENTITY to LED, at SPONSORING ENTITY's expense, upon the completion, termination or expiration of this contract.

                      ARTICLE IX. REPORTING AND MONITORING

SPONSORING ENTITY and COMPANY shall provide LED with standardized semi-annual reports describing the progress toward the Performance Objectives (Exhibits "B" and "C"). The first report shall be due on July 15, 2003, for the period ending June 30, 2003. Subsequent semi-annual reports are due fifteen (15) days after the end of each subsequent semi-annual calendar period throughout the contract period. The final report will be due within fifteen (15) days of the contract's termination or expiration.

     SPONSORING ENTITY's standardized semi-annual report shall include, but is not limited to, a review and certification of COMPANY's hiring records and the extent of COMPANY's compliance with contract employment commitments. Copies of all of the COMPANY's most recent Louisiana Department of Labor (LDOL) ES-4 Forms ("Quarterly Report of Wages Paid") which have been filed by the COMPANY either since the beginning of this Agreement or since the last previously submitted report (whichever is appropriate) shall be attached to and submitted with each periodic report submitted. The COMPANY shall be required to submit copies of such ES-4 Forms to SPONSORING ENTITY as needed.

     If, in the opinion of LED, either or both SPONSORING ENTITY and/or COMPANY is/are not adequately performing or meeting its performance objectives, LED may require either or both SPONSORING ENTITY and/or COMPANY to complete and submit to LED standardized quarterly reports instead of the semi-annual reports required by the previous paragraphs. In such event, the first quarterly report shall be due fifteen (15) days after the end of the calendar quarter in which LED's opinion was reached; and thereafter, quarterly reports shall be due within fifteen (15) days after the end of each subsequent calendar quarter throughout the remainder of the contract period; and the final report shall be due as stated above.

     SPONSORING ENTITY shall oversee timely submission of reports by COMPANY to LED.

     LED's Contract Monitor shall review and approve all Cost Reports submitted pursuant to Article VII and all reports required by this Article.

                            ARTICLE X. CONTRACT TERM

     This Agreement shall be effective from April 11, 2003, and shall terminate on December 31, 2012.

                        ARTICLE XI. TERMINATION FOR CAUSE

LED may terminate this contract for cause based upon the failure or inability of the COMPANY and/or SPONSORING ENTITY to comply with the terms and/or conditions of this contract; provided that LED shall give the COMPANY and SPONSORING ENTITY written notice, via certified mail, return receipt requested, specifying the COMPANY's and/or SPONSORING ENTITY's failure or inability. If within thirty (30) days after receipt of such notice, the COMPANY and/or SPONSORING ENTITY shall not have corrected such failure or inability or commenced to correct and thereafter proceeded diligently to complete such correction, then LED may at its option, place the COMPANY and/or SPONSORING ENTITY in default and the contract shall terminate on the date specified in such notice. The COMPANY and/or SPONSORING ENTITY may exercise any rights available to it under Louisiana law to terminate for cause upon the failure of LED to comply with the terms and conditions of this contract; provided that COMPANY and/or SPONSORING ENTITY shall give LED written notice, via certified mail, return receipt requested, specifying LED's failure. If within thirty (30) days after receipt of such notice, LED shall not have either corrected such failure or commenced to correct and thereafter proceeded diligently to complete such correction, then COMPANY and/or SPONSORING ENTITY may at its option, place LED in default, and the contract shall terminate on the date specified in such notice.

LED may also at its option amend this contract due to COMPANY's and/or SPONSORING ENTITY's inability to perform as agreed, and may extend the duration of this contract in order to provide an adequate period for performance and/or monitoring.

          ARTICLE XII. AMENDMENT/TERMINATION FOR BUDGETARY REDUCTIONS;
                            COMPLETION OF PERFORMANCE

     LED may amend and/or terminate this contract due to budgetary reductions or changes in funding priorities of LED which have been ordered by the Governor of the State of Louisiana or by the Legislature of the State of Louisiana, upon thirty (30) days written notice, via certified mail, return receipt requested. SPONSORING ENTITY shall be entitled to payment for deliverables in progress, to the extent work has been performed satisfactorily.

     LED shall terminate this contract upon thirty (30) days written notice, by certified mail, return receipt requested, in the event that the conditions, requirements and obligations of the parties as contained in this contract have been met, fully performed and successfully completed; the State has received its "payback" in accordance with LED's formula, as previously discussed; or in the opinion of LED there remains no reason for the continuation of the effectiveness of this contract.

                          ARTICLE XIII. FISCAL FUNDING

     The continuation of this contract is contingent upon the appropriation of funds by the Louisiana legislature to fulfill the requirements of the contract. If the legislature fails to appropriate sufficient monies to provide for the continuation of the contract, or if such appropriation is reduced by the veto of the Governor or by any means provided in the appropriations act to prevent the total appropriation for the year from exceeding revenues for that year, or for any other lawful purpose, and the effect of such reduction is to provide insufficient monies for the continuation of the contract, the contract shall terminate on the date of the beginning of the first fiscal year for which funds are not appropriated. Funds for this grant have been set aside in the current budget and will be available to the SPONSORING ENTITY on the terms set forth in this Contract.

                              ARTICLE XIV. DEFAULT

     In the event SPONSORING ENTITY fails to comply with the purpose described in Article I or COMPANY fails to comply with the performance objectives described in Article III, LED shall retain the right to withhold additional award funds and/or to reclaim previously disbursed funds from the non-performing party, be it the SPONSORING ENTITY or COMPANY, or both SPONSORING ENTITY and COMPANY, in an amount commensurate with the scope of the unmet performance objectives.

                       ARTICLE XV. ASSIGNMENT OF INTEREST

     Neither COMPANY nor the SPONSORING ENTITY may assign any interest in this contract and shall not transfer any interest in same (whether by assignment, novation or otherwise), without prior written consent of LED, provided however, that claims for money due or to become due to SPONSORING ENTITY from LED may be assigned to a bank, trust company, or other financial institution without such prior written consent. Written notice of any such assignment or transfer shall be furnished promptly to LED, via certified mail, return receipt requested.

                           ARTICLE XVI. TAX LIABILITY

SPONSORING ENTITY agrees that any responsibility for payment of taxes from the funds granted to it under this Agreement shall be said SPONSORING ENTITY's obligation, identified under Federal Tax Identification Number: 72-6001283.

                         ARTICLE XVII. PUBLIC LIABILITY

     The SPONSORING ENTITY and/or COMPANY hereby agree to protect, defend, indemnify, save and hold harmless LED, the State of Louisiana, all State Departments, Agencies, Boards and Commissions, its officers, agents, servants and employees, including volunteers, from and against any and all claims, demands, expenses and liability arising out of injury or death to any person or the damage, loss, or destruction of any property which may occur or in any way grow out of any act or omission of SPONSORING ENTITY and/or COMPANY, their agents, servants, and employees or any and all costs, expenses and/or attorney fees incurred by the SPONSORING ENTITY and/or COMPANY as a result of any claims, demands, and/or causes of actions except for those claims, demands, and/or causes of action arising out of the negligence of LED, the State of Louisiana, its State Departments, Agencies, Boards, Commissions, its agents, representatives, and/or employees. SPONSORING ENTITY and/or COMPANY agree to investigate, handle, respond to, provide defense for and defend any such claims, demands or suit at its sole expense and agrees to bear all other costs and expenses related thereto, even if it (claims, etc.) is groundless, false or fraudulent.

                        ARTICLE XVIII. AUDITS OF ACCOUNTS

     It is hereby agreed that the Legislative Auditor of the State of Louisiana, the Office of the Governor, Division of Administration auditors, and/or the LED Auditor shall have the option of auditing all accounts of COMPANY and SPONSORING ENTITY which relate to this contract at any time.

For each fiscal or accounting year wherein SPONSORING ENTITY receives Funds from LED pursuant to this Agreement, SPONSORING ENTITY shall have an independent Contract Compliance Audit performed on the expenses reimbursed under this contract by an independent qualified CPA. This audit must be performed in accordance with generally accepted auditing standards, and is to be so certified by the independent auditor. The Contract Compliance Audit must include an examination of reimbursed expenses to determine if they were made in accordance with the terms of the contract, applicable Laws and Economic Development Award Program Rules. The audit must also determine that the expenses were not reimbursed by any other source. SPONSORING ENTITY's single audit pursuant to the Single Audit Act of 1984, P.L. or other federal legislation shall fulfill the audit requirements of this contract. SPONSORING ENTITY shall have an independent Contract Compliance Audit performed by a qualified independent Certified Public Accountant at the end of its fiscal or accounting year. The audit may be performed in conjunction with a financial audit, but results must be made available to LED within twelve (12) months after SPONSORING ENTITY's fiscal or accounting year-end. SPONSORING ENTITY may, with LED approval, elect to have a multi-year independent Contract Compliance Audit performed to cover the entire contract period.

                       ARTICLE XIX. DISCRIMINATION CLAUSE

     COMPANY and SPONSORING ENTITY agree to abide by the requirements of Title VI and VII of the Civil Rights Act of 1964, as amended by the Equal Opportunity Act of 1972, Federal Executive Order 11246, the Federal Rehabilitation Act of 1973, as amended, the Vietnam Era Veterans' Readjustment Assistance Act of 1974, Title IX of the Education Amendments of 1972, the Age Act of 1975, and COMPANY and SPONSORING ENTITY agree to abide by the requirements of the Americans with Disabilities Act of 1990.

     COMPANY and SPONSORING ENTITY agree not to discriminate in their employment practices, and will render services under this contract without regard to race, color, religion, sex, national origin, veteran status, political affiliation, or disabilities.

     Any act of discrimination committed by COMPANY or SPONSORING ENTITY, or failure to comply with these statutory obligations when applicable shall be grounds for termination of this contract.

                       ARTICLE XX. AMENDMENT TO AGREEMENT

     The parties hereby agree that, in order to be effective, any amendment to this Agreement shall be in writing and signed by all parties.

                              ARTICLE XXI. NOTICES

     The parties hereby agree that, in order to be effective, any notices and documentation with respect to this Agreement, not required to be sent by certified mail, return receipt requested, shall be deemed received the day after such are sent, when sent either by overnight courier or first-class mail, postage pre-paid and simultaneous facsimile transmission, to the parties at the addresses given below:

If to LED:                       If to Sponsoring Entity:        If to Company:

Mr. Michael Williams, Director   Hon.  William  A.  Cefalu,      Mr. Lewis J. Derbes, Jr.,
Resource Services Division          Parish  President               Vice  President & CFO
Dept. of Econ. Development       St.Mary  Parish  Government     Conrad  Aluminum, L.L.C.
P.O. Box 94185                   500 Main  Street,               9752  Hwy. 182 East
Baton Rouge, LA 70804-9185       Fifth Floor -- Courthouse       Amelia, LA. 70340
Fax: (225)-342-0142              Franklin,  LA. 70538-6198       Fax: (985) 702-9963
                                 Fax: (337) 828-4092

                           ARTICLE XXII. CHOICE OF LAW

     This Agreement is a Louisiana contract, and all of its terms shall be construed in accordance with, and all disputes shall be governed by the laws of the State of Louisiana, of the United States of America; and all parties hereto submit to the jurisdiction of the courts located in the Parish of East Baton Rouge, State of Louisiana, in the event of any proceedings therein in connection herewith.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract and Agreement to be signed by the undersigned duly authorized representatives of the respective parties, for the uses, purposes and benefits herein expressed, on the dates hereafter shown, but as of the date first herein above mentioned, in the presence of the undersigned competent witnesses, after a due reading of the whole document.


                                                   LOUISIANA ECONOMIC
                                                 DEVELOPMENT CORPORATION,
WITNESSES:                                         acting through the
                                                 LOUISIANA DEPARTMENT OF
                                                  ECONOMIC DEVELOPMENT


/s/ Gladys M. Vernon                       By: /s/  Don J. Hutchinson    6/30/03
---------------------------------              ---------------------------------
            Witness                            Don J.Hutchinson,          (Date)
                                                 President of LEDC &
                                                     Secretary of LED

/s/ Chris Stewart
---------------------------------          By: /s/ Darlene P. Richard   6/30/03
            Witness                            ---------------------------------
                                               Darlene P. Richard,        (Date)
/s/ Clark Forrest       6/30/03                Secretary/Treasurer of LEDC &
---------------------------------                    UnderSecretary of LED
       Clark Forrest,    (Date)


     LED  Contract  Monitor


/s/ Melisha L. Johnson                     By: /s/ Michael O. Williams   6/30/03
---------------------------------              ---------------------------------
            Witness                            Michael O. Williams,       (Date)
                                                 Director of Resource Services

/s/ Michelle L. Andrews                    CONRAD ALUMINUM, L.L.C.
---------------------------------
            Witness


/s/ Opal Duhe'                             By: /s/ Lewis J. Derbes, Jr.  6/27/03
---------------------------------              ---------------------------------
            Witness                            Lewis J. Derbes, Jr.,      (Date)
                                                     Secretary and Treasurer


/s/ Henry C. LaGrange                      ST. MARY PARISH GOVERNMENT
---------------------------------
            Witness


/s/ Frank G. Fink                          By: /s/ William A. Cefalu     6/25/03
---------------------------------              ---------------------------------
            Witness                            William A. Cefalu,         (Date)
                                                     Parish President